As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S‑8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
California Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	46-5670947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27200 Tourney Road, Suite 315
Santa Clarita, California	91355
(Address of Principal Executive Office)	(Zip Code)
CALIFORNIA RESOURCES CORPORATION
LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Michael L. Preston
Executive Vice President, General Counsel and Corporate Secretary
27200 Tourney Road, Suite 315
Santa Clarita, California 91355
(Name and address of agent for service)
(888) 848-4754
(Telephone number, including area code, of agent for service)
Copy to:
Sarah K. Morgan
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222
(Registrant’s Telephone Number, Including Area Code)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 per share (“Common Stock”)	2,575,000	$19.09	$49,156,750	$5,958

(1)
This Form S-8 registration statement (the “Registration Statement”) registers 2,575,000 additional shares of Common Stock of California Resources Corporation (the “Registrant”) that may be delivered with respect to awards under the California Resources Corporation Long-Term Incentive Plan (as amended from time to time, the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that may become issuable pursuant to the adjustment provisions of the Plan, including as a result of a stock split, stock dividend, or similar transaction. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Common Stock registered under this Registration Statement all shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered by this Registration Statement shall be proportionately reduced.

(3)
Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 2, 2019; this price is used solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE
This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 2,575,000 shares of Common Stock that may be issued pursuant to the Plan. Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on each of November 26, 2014 (File No. 333-200611) and May 4, 2016 (File No. 333-211107), which registered the offer and sale of 27,500,000 and 22,000,000 shares of Common Stock under the Plan, respectively, is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8. Pursuant to a one for ten reverse stock split effective May 31, 2016, the shares previously registered on November 26, 2014 and May 4, 2016, were reduced to 2,750,000 and 2,200,000, respectively.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The contents of the earlier registration statements relating to the Plan, previously filed with the Commission on each of November 26, 2014 (File No. 333-200611) and May 4, 2016 (File No. 333-211107) are incorporated herein by reference and made a part of this Registration Statement.

Item 8.	Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clarita, State of California, on May 9, 2019.

California Resources Corporation

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President, Chief Executive Officer and Director
Each person whose signature appears below hereby constitutes and appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Jody Johnson and Ulrik Damborg and each of them severally as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd A. Stevens	President and Chief Executive Officer and	May 9, 2019
Todd A. Stevens	Director (Principal Executive Officer)

/s/ Marshall D. Smith	Senior Executive Vice President and Chief	May 9, 2019
Marshall D. Smith	Financial Officer (Principal Financial Officer)

/s/ Roy M. Pineci	Executive Vice President - Finance	May 9, 2019
Roy M. Pineci	(Principal Accounting Officer)

/s/ William E. Albrecht	Chairman of the Board	May 9, 2019
William E. Albrecht

/s/ Justin A. Gannon	Director	May 9, 2019
Justin A. Gannon

/s/ Harold M. Korell	Director	May 9, 2019
Harold M. Korell

/s/ Harry T. McMahon	Director	May 9, 2019
Harry T. McMahon

/s/ Richard W. Moncrief	Director	May 9, 2019
Richard W. Moncrief

/s/ Avedick B. Poladian	Director	May 9, 2019
Avedick B. Poladian

/s/ Anita M. Powers	Director	May 9, 2019
Anita M. Powers

/s/ Laurie A. Siegel	Director	May 9, 2019
Laurie A. Siegel

/s/ Robert V. Sinnott	Director	May 9, 2019
Robert V. Sinnott

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of California Resources Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File. No. 001-36478) filed June 3, 2016).

4.2
Amended and Restated Bylaws of California Resources Corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36478) filed on November 10, 2015).

4.3*	California Resources Corporation Long-Term Incentive Plan, as amended and restated.

4.4
Form of Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.6 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.5
Form of Restricted Stock Incentive Award Terms and Conditions (Not Performance-Based) (incorporated herein by reference to Exhibit 10.8 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.6
Form of Restricted Stock Unit Award for Non-Employee Directors Grant Agreement (incorporated herein by reference to Exhibit 10.9 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.7
Form of Long-Term Incentive Award Terms and Conditions (Replacement Award) (incorporated herein by reference to Exhibit 10.10 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.8
Form of Restricted Stock Incentive Award Terms and Conditions (Replacement Award-Performance-Based) (incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.9
Form of Restricted Stock Incentive Award Terms and Conditions (Replacement Award-Not Performance-Based) (incorporated herein by reference to Exhibit 10.12 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.10
Form of Phantom Share Unit Award Terms and Conditions (Replacement Award) (incorporated herein by reference to Exhibit 10.13 to Amendment No. 3 to the Registrant’s Information Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.11
Form of Restricted Stock Incentive Award Terms and Conditions (Performance-Based) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36478) filed on February 10, 2015).

4.12
California Resources Corporation Long-Term Incentive Plan Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 10-Q (File No. 001-36478) filed on November 6, 2015).

4.13
California Resources Corporation Long-Term Incentive Plan Restricted Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report Form 10-Q (File No. 001-36478) filed on November 6, 2015).

4.14
California Resources Corporation Long-Term Incentive Plan Performance Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 10-Q (File No. 001-36478) filed on November 6, 2015).

4.15
Form of Restricted Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on August 4, 2016).

Exhibit Number	Description

4.16
Form of Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on November 3, 2016).

4.17
Form of Performance Incentive Award Terms and Conditions (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on November 3, 2016).

4.18
Form of 2018 Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 9, 2018).

4.19
Form of 2018 Restricted Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 9, 2018).

4.20
Form of 2018 Performance Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 9, 2018).

4.21
Form of 2019 Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 2, 2019).

4.22
Form of 2019 Restricted Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 2, 2019).

4.23
Form of 2019 Performance Stock Unit Award Terms and Conditions (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36478) filed on May 2, 2019).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of KPMG LLP

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney (included in the signature page of this registration statement).
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*	Filed herewith.